AGREEMENT AND PLAN OF MERGER

Agreement entered into as of February 19, 2004, by and between Technology Connections, Inc., a North Carolina corporation ("Technology"), HouseRaising, Inc., a Delaware corporation ("HouseRaising"), and the persons whose names are set forth on the signature page hereof, who are the owners of record of all of the issued and outstanding stock of HouseRaising (the "HouseRaising Stockholders"). Technology, HouseRaising and the HouseRaising Stockholders are referred to collectively herein as the "Parties".

This Agreement contemplates a tax-free merger of HouseRaising with and into Technology in a reorganization pursuant to Code 368(a)(1)(A). However, none of the Parties is seeking tax counsel or legal or accounting opinions on whether the merger qualifies for tax free treatment and tax free treatment of the merger is not a condition precedent to the obligations of the Parties to this Agreement. HouseRaising Stockholders will receive capital stock in Technology in exchange for their capital stock in HouseRaising.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I
                             THE MERGER TRANSACTION

1.01     The  Merger.

On and subject to the terms and conditions of this Agreement, HouseRaising will merge with and into Technology (the "Merger") at the Closing as defined in
Section 1.02 herein. Technology shall be the corporation surviving the Merger (the "Surviving Corporation") and HouseRaising will cease to exist.

1.02     The  Closing.

The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Technology in Charlotte, North Carolina, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

1.03     Actions  by  Technology  Prior  to  Closing:

Prior to closing, Technology will timely file the following documents with the Securities and Exchange Commission ("the Commission"):

(i)  Form  8K;
(ii) Schedule 14C, disclosing the merger and amendment to the Articles of Incorporation; and
(iii)All other filings and periodic filing Technology is required to file, including but not limited to its Form 10-KSB for the fiscal year ended December 31, 2003, and its Form 10-QSB for the quarter ended March 31, 2004, if such reports are required to be filed prior to the Closing Date.

1.04     Actions  at  the  Closing.

At the Closing, (i) HouseRaising will deliver to Technology the various certificates, instruments, and documents referred to herein, (ii) Technology will deliver to HouseRaising the various certificates, instruments, and documents referred to herein, and (iii) Technology and HouseRaising will file with the Secretary of State of the State of North Carolina Certificates of Merger.

1.05      Effect  of  the  Merger.

(i)  General.  The  Merger  shall  become  effective at the time (the "Effective
     -------
     Time") that Technology and HouseRaising file the Certificates of Merger with the Secretary of State of the State of North Carolina. The Merger shall have the effect set forth in the North Carolina Business Corporation Act. Technology may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Technology or HouseRaising in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) Certificate  of  Incorporation.  The  Certificate  of  Incorporation  of
     ------------------------------
     Technology in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment resulting solely as a result of the Merger or this Agreement, except for an amendment to the Certificate of Incorporation of Technology to change the corporate name of Technology to "HouseRaising, Inc." Technology hereby agrees to take all steps which may be necessary to change its name as aforesaid and to change its ticker symbol, such steps to be taken as promptly as practicable after the execution of this Agreement.

(iii)Bylaws.  The Bylaws of Technology in effect at and as of the Effective Time
      -----
     will remain the Bylaws of the Surviving Corporation without any modification or amendment solely as a result of the Merger.

(iv) Conversion  of  HouseRaising  Shares. At and as of the Effective Time, each
     ------------------------------------
     share of HouseRaising Class "A" common stock and each share of HouseRaising Class "B" common stock (each being referred to herein as a "HouseRaising common share")(other than any Dissenting Share) shall be converted into 1.0 shares of common stock of Technology and .036645 shares of Class A Voting Convertible Preferred Stock ("Class A Convertible Preferred") of Technology (the ratios of 1.0 common shares and .036645 Class A Convertible Preferred of Technology to one HouseRaising common share are referred to herein as the "Conversion Ratios"). The Conversion Ratios shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of HouseRaising common shares outstanding. No HouseRaising common share shall be deemed to be outstanding or to have any rights other than those set forth above after the Effective Time.

(v)  Issuance  of  Technology Common and Preferred. In the aggregate, 27,288,732
     ---------------------------------------------
     shares of Technology common stock which shall represent a minimum of 51% of the outstanding shares of common stock of Technology and 1,000,000 shares of Technology Class A Convertible Preferred will be issued to the HouseRaising Stockholders at and as of the Effective Time. The relative rights, preferences and terms and conditions of the shares of the Technology preferred voting stock are set forth in Exhibit A hereto.

1.06      Closing  Procedure.

(i) At closing, Technology will deliver to the HouseRaising Stockholders stock certificates representing the number of shares of Technology common stock and Class A Convertible Preferred to which each of them is entitled issued in each HouseRaising Shareholders respective name. Each HouseRaising Shareholder shall deliver certificates endorsed in blank or accompanied by stock powers executed in blank, representing the HouseRaising shares of common stock to be surrendered, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the HouseRaising Stockholders' expense.

(ii) At the Closing and from time to time thereafter, the Parties hereto shall execute such additional instruments and take such other action as the other party may reasonably request in order to facilitate the transactions contemplated herein.


                                   ARTICLE II
            REPRESENTATIONS, COVENANTS AND WARRANTIES OF TECHNOLOGY

As an inducement to, and to obtain the reliance of HouseRaising, Technology represents, promises and warrants as follows:

2.01     Organization.

Technology is, and will be at Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Technology's Articles of Incorporation or Bylaws, or other agreement to which it is a party or by which it is bound.

2.02     Approval  of  Agreement.

Technology has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Technology has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby are subject to the approval of the Technology shareholders and compliance with state and federal law. Technology shareholders will not have dissenters rights with respect to any of the transactions contemplated herein.

2.03     Capitalization.

The authorized capitalization of Technology consists of 100,000,000 shares of common stock, $0.001 par value, of which 1,347,893 shares are issued and outstanding prior to issuance of shares as set forth in Article I of this Agreement. There are 5,000,000 shares of preferred stock authorized, having such terms, conditions, relative rights and preferences as may be determined by the Board of directors from time to time when issued, and no shares of preferred stock are issued and outstanding prior to the issuance of shares as set forth in
Article I of this Agreement. There are, and at the Closing, there will be no outstanding subscriptions, options, warrants, convertible securities, calls, rights, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of Technology are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other right of any person. There are no dividends due, to be paid or in arrears with respect to any of the capital stock of Company.

2.04     Financial  Statements.

(i) Included in Schedule 2.04 are the audited balance sheet of Technology as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2002, including the notes thereto, and related statements of operations for the quarters then ended (collectively the "Financial Statements") and the accompanying auditor's report and representations by the Chief Financial Officer of Technology to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(ii) The financial statements of Technology delivered pursuant to Section 2.04(i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Technology financial statements present fairly, in all material respects, as of the closing date, the financial position of Technology. Technology will not have, as of the Closing Date, any liabilities, obligations or claims against it (absolute or contingent) in excess of $200,000, and all assets reflected therein present fairly the assets of Technology in accordance with generally accepted accounting principles.

(iii)Technology has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years and will pay all taxes due thereon. All such returns and reports are accurate and correct in all material respects. Technology has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the closing date and all such dates and years and periods prior thereto and for which Technology may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Technology, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Technology has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Technology, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Technology.

2.05     Information.

The information concerning Technology set forth in this Agreement is complete and accurate in all respects and does not contain any untrue statement of a fact or omit to state a fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Technology shall cause the schedules delivered by it pursuant hereto and the instruments delivered to HouseRaising hereunder to be updated after the date hereof up to and including the Closing Date.

2.06     Absence  of  Certain  Changes  or  Events.

Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Technology balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

(a) There has not been: (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of Technology; or (ii) any damage, destruction, or loss to Technology (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or conditions of Technology;

(b)  Technology  has  not:  (i) amended its Articles of Incorporation or Bylaws;
     (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Technology; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions;
     (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) Technology has not: (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Technology balance sheet and current liabilities incurred since that date in the ordinary course of business;
     (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Technology ; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) Technology has not become subject to any law, order, investigation, inquiry, grievance or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Technology.

2.07     Litigation  and  Proceedings.

There are no material actions, suits, claims, or administrative or other proceedings pending, asserted or unasserted, threatened by or against Technology or adversely affecting Technology or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Technology is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.08     Compliance  With  Laws.

Technology and its officers and directors have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including federal and state securities laws. Technology and its officers, directors and beneficial owners are not under investigation by any federal, state, county or local authorities, including the Commission. Technology and its officers, directors and beneficial owners have not received notification from any federal, state, county, or local authorities, including the Commission, that it or any of its officers or directors will be the subject of a legal action or that the Commission's Division of Enforcement will be recommending to the Commission that a Federal District Court or Commission administrative action or any other action be filed or taken against Technology and its officers, directors and beneficial owners.

2.09     Securities  and  Exchange  Commission  Compliance  of  Technology.

Technology has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and has complied in all respects with Rule 14(a) and 14(c) of the Exchange Act, and with Sections 13 and 15(d) of the Exchange Act, and Technology, its management and beneficial owners have complied in all respects with Sections 13(d) and 16(a) of the Exchange Act.

2.10     Material  Contract  Defaults.

Technology is not in default under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment.

2.11     No  Conflict  With  Other  Instruments.

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Technology is a party or to which any of its properties or operations are subject.

2.12     Subsidiary.

Technology does not and has never owned, beneficially or of record, any equity securities in any other entity. Technology does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.13     Technology  Schedules  and  Documents.

Technology will deliver to HouseRaising the following schedules and documents within ten days prior to the date of closing, which are collectively referred to as the "Technology Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Technology as complete, true, and accurate:

(a) A schedule including copies of the Articles of Incorporation and Bylaws of Technology in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of Technology approving this Agreement and the transactions herein contemplated;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Technology since the most recent Technology balance sheet, required to be provided pursuant to Section 2.04 hereof;

(d)  A  schedule  setting  forth  the  financial statements required pursuant to
     Section  2.04(a)  hereof;

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Technology Schedules by Sections 2.01 through 2.12; and

(f) Legal opinions in a form acceptable to HouseRaising that Technology has complied with applicable securities laws pertaining to this Agreement.

Technology shall cause the Technology Schedules and the instruments delivered to HouseRaising hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Technology Schedules, certified in the same manner as the original Technology Schedules, shall be delivered prior to and as a condition precedent to the obligation of HouseRaising to close.

2.14     Quotation  on  the  OTC  Bulletin  Board.

Technology's Common Stock is quoted on the OTC Bulletin Board under the symbol "TLGY" and Technology will retain such quotation on the OTC Bulletin Board until the Closing of the transactions contemplated herein.

2.15     Delivery  of  Shareholder  List.

Upon execution of this agreement, Technology shall deliver a certified shareholder list from its transfer agent setting forth the name of each Technology shareholder, the number of shares held by each, dated as of a date within five days of closing and whether such shares held are restricted securities. In connection therewith, Technology represents that none of its shareholders are nominees for any other person.


                                  ARTICLE III
          REPRESENTATIONS, COVENANTS, WARRANTIES OF HOUSERAISING, ETC.

As an inducement to, and to obtain the reliance of Technology, HouseRaising and the HouseRaising Stockholders, jointly and severally, represent and warrant as follows:

3.01     Organization.

HouseRaising is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of HouseRaising. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of HouseRaising's Articles of Incorporation or Bylaws, or other material agreement to which it is a party or by which it is bound.

3.02     Approval  of  Agreement.

HouseRaising has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of HouseRaising has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, subject to the approval of the HouseRaising Stockholders and compliance with state and federal corporate and securities laws.

3.03     Capitalization.

The authorized capitalization of HouseRaising consists of 90,000,000 shares of Class "A" common stock, par value $.001, and 10,000,000 shares of Class "B" common stock, par value $.001, of which as of the date hereof, 16,980,000 shares of Class "A" common stock and 10,000,000 shares of Class "B" common stock are issued and outstanding to the HouseRaising Shareholders set forth on the signature page hereof. All issued and outstanding HouseRaising common shares are validly issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of HouseRaising.

3.04     Financial  Statements.

(a) Included in Schedule 3.04 are the unaudited balance sheets of HouseRaising as of December 31, 2002 and the related statements of operations, cash flows, and stockholders' equity for the period from inception to December 31, 2002 including the notes thereto and representations by the Chief Operating Officer of HouseRaising to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(b) The unaudited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of HouseRaising present fairly, as of their respective dates, the financial position of HouseRaising. HouseRaising did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations
     (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of HouseRaising, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of HouseRaising as of their respective dates and for the respective periods covered thereby.

3.05     Outstanding  Warrants  and  Options.

HouseRaising has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued HouseRaising common stock.

3.06     Information.

The information concerning HouseRaising set forth in this Agreement and in the schedules delivered by HouseRaising pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. HouseRaising shall cause the schedules delivered by HouseRaising pursuant to this Agreement to Technology to be updated after the date hereof up to and including the Closing Date.

3.07     Absence  of  Certain  Changes  or  Events.

Except as set forth in this Agreement, since the date of the most recent HouseRaising balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a) There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of HouseRaising; or (ii) any damage, destruction, or loss to HouseRaising materially and adversely affecting the business, operations, properties, assets, or conditions of HouseRaising;

(b)  HouseRaising  has not: (i) amended its Articles of Incorporation or Bylaws;
     (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of HouseRaising; (iv) made any material change in its method of accounting;
     (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) HouseRaising has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, except as previously disclosed to Technology, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
     (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent HouseRaising balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of HouseRaising; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of HouseRaising, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of HouseRaising.

3.08     Title  and  Related  Matters.

Except as provided herein or disclosed in the most recent HouseRaising balance sheet and the notes thereto, HouseRaising has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented, and assets, all of which are described in Schedule 3.08 and are reflected in the most recent HouseRaising balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens, mortgages, loans or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of HouseRaising, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of HouseRaising as now being conducted or as contemplated.

3.09     Litigation  and  Proceedings.

There are no material actions, suits, or proceedings pending or, to the knowledge of HouseRaising, threatened by or against HouseRaising or adversely affecting HouseRaising, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. HouseRaising does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10     Material  Contract  Defaults.

HouseRaising is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of HouseRaising, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which HouseRaising has not taken adequate steps to prevent such a default from occurring.

3.11     No  Conflict  With  Other  Instruments.

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which HouseRaising is a party or to which any of its properties or operations are subject.

3.12     Governmental  Authorizations.

HouseRaising has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state law, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by HouseRaising of this Agreement and the consummation by HouseRaising of the transactions contemplated hereby.

3.13     Compliance  With  Laws  and  Regulations.

HouseRaising has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof having jurisdiction over HouseRaising, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of HouseRaising or except to the extent that noncompliance would not result in the occurrence of any material liability for HouseRaising. To the best knowledge of HouseRaising, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

3.14     Subsidiaries.

HouseRaising directly or indirectly owns, beneficially and of record, equity securities in HouseRaising Management, LLC and HouseRaisingUSA, LLC.

3.15     HouseRaising  Schedules.

HouseRaising has delivered to Technology the following schedules, which are collectively referred to as the "HouseRaising Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by the Chief Executive Officer of HouseRaising as complete, true, and accurate:

(a) A schedule including copies of the Articles of Incorporation and Bylaws of HouseRaising and all amendments thereto in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of HouseRaising approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of HouseRaising since the most recent HouseRaising balance sheet, required to be provided pursuant to Section 3.04 hereof;

(d)  A  schedule  setting  forth  the  financial statements required pursuant to
     Section  3.04  (a)  hereof;  and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the HouseRaising Schedules by Sections 3.01 through 3.14.


                                   ARTICLE IV
              CONDITIONS PRECEDENT TO OBLIGATIONS OF HOUSERAISING

The obligations of HouseRaising under this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

4.01     Shareholder  Approval.

Technology shall obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the merger with HouseRaising and the issuance of Technology common stock and Class A Convertible Preferred in exchange for all of the issued and outstanding HouseRaising common shares.

4.02     Accuracy  of  Representations.

The representations and warranties made by Technology in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Technology shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Technology prior to or at the Closing. HouseRaising shall be furnished with certificates, signed by duly authorized officers of Technology and dated the Closing Date, to the foregoing effect.

4.03     Officer's  Certificates.

HouseRaising shall have been furnished with certificates dated the Closing Date and signed by the duly authorized Chief Executive Officer of Technology to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Technology threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Technology's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by Technology's board of directors and has been duly executed and delivered in the name and on behalf of Technology by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Technology pursuant to a majority consent;

(b) There have been no adverse changes in Technology up to and including the date of the certificate;

(c) All conditions required by this Agreement have been met, satisfied, or performed by Technology;

(d) All authorizations, consents, approvals, registrations, reports, schedules and/or filings with any governmental body including the Securities and Exchange Commission, agency, or court have been obtained or will be obtained by Technology and all of the documents obtained by Technology are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no claim action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Technology, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Technology, the operation of Technology, or the merger contemplated herein, or any agreement or instrument by which Technology is bound or in any way contests the existence of Technology.

4.04     No  Material  Adverse  Change.

Prior to the Closing Date, there shall not have occurred any adverse change in the financial condition, business, or operations of Technology, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any adverse change in the financial condition, business, or operations of Technology.

4.05     Good  Standing.

HouseRaising shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that Technology is in good standing as a corporation in the State of North Carolina.

4.06     Technology  Indebtedness.

Technology's accounts payable and notes payable to vendors, lessors, subcontractors, governmental entities and other creditors shall not exceed $200,000.

4.07     Technology's  board  of  directors  and  officers.

Effective as of the closing, the current board of directors of Technology shall have resigned and the board of directors of HouseRaising shall have been appointed as the board of directors of Technology, and the current Officers of Technology shall have resigned and the officers of HouseRaising shall have been appointed to their designated positions at Technology.

4.08     Litigation,  etc.

Technology shall not have any litigation, claims or disputes, whether pending or threatened, that could lead to claims against it totaling more than $200,000
(including  those  items  referred  to  in  Section  4.06  above).

4.09     Other  Items.

HouseRaising shall have received from Technology such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as HouseRaising may request.


                                    ARTICLE V
                CONDITIONS PRECEDENT TO OBLIGATIONS OF TECHNOLOGY

The obligations of Technology under this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

5.01     Shareholder  Approval.

Technology shall obtain, through a majority written consent of its shareholders, action whereby the shareholders of Technology authorize and approve this Agreement and the transactions contemplated hereby.
If Technology is unable to obtain shareholder approval, Technology is under no further obligation to proceed with the transactions contemplated under this Agreement.

5.02     HouseRaising  Stockholders.

The HouseRaising Stockholders shall approve this Agreement and the merger with Technology contemplated by this Agreement.

5.03     Accuracy  of  Representations.

The representations and warranties made by HouseRaising and the HouseRaising Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and HouseRaising shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by HouseRaising prior to or at the Closing. Technology shall be furnished with a certificate, signed by a duly authorized officer of HouseRaising and dated the Closing Date, to the foregoing effect.

5.04     Officer's  Certificates.

Technology shall have been furnished with certificates dated the Closing Date and signed by the duly authorized Chief Operating Officer of HouseRaising to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of HouseRaising, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies and HouseRaising's own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a) This agreement has been duly approved by HouseRaising's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of HouseRaising by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of HouseRaising pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

(b) Except as provided or permitted herein, there have been no material adverse changes in HouseRaising up to and including the date of the certificate;

(c) All material conditions required by this Agreement have been met, satisfied, or performed by HouseRaising;

(d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by HouseRaising have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against HouseRaising, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of HouseRaising, the operation of HouseRaising, or the merger contemplated herein, or any material agreement or instrument by which HouseRaising is bound or would in any way contest the existence of HouseRaising.

5.05     No  Material  Adverse  Change.

Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of HouseRaising, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of HouseRaising.

5.06     Issuance  of  Free  Trading  Shares  to  Kyzers.

The new board of directors of Technology shall have caused Technology to issue as promptly as practicable 100,000 "free trading" shares of common stock to Kevin Kyzer as payment for consulting services, and such board of directors hereby agrees to issue and register such shares pursuant to a Registration Statement on Form S-8.

5.07     Completion  of  Due  Diligence  Investigation.

Technology shall have completed its due diligence investigation of HouseRaising and its subsidiaries, and such investigation shall be satisfactory to Technology in all material respects.

5.08     Good  Standing.

Technology shall have received a certificate of good standing (or its local equivalent) from the appropriate authority, dated as of a date within five days prior to the Closing Date, certifying that HouseRaising is in good standing as a corporation in the State of Delaware.

5.09     Other  Items.

Technology shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Technology may reasonably request.


                                   ARTICLE VI
                                SPECIAL COVENANTS

6.01     Activities  of  Technology  and  HouseRaising

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Technology and HouseRaising pursuant hereto or as permitted or contemplated by this Agreement, Technology and HouseRaising will each:

     (i) Carry on its business in substantially the same manner as it has heretofore;

     (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iii)Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

     (iv) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

     (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

     (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement and except as provided herein until the Closing Date, Technology and HouseRaising will each not:

     (i)  Make  any  change  in  its  Articles  of  Incorporation  or  Bylaws;

     (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

     (iii)Enter into any agreement for the sale of HouseRaising or Technology securities without the prior written approval of the other party.

6.02     Access  to  Properties  and  Records.

Until the Closing Date, HouseRaising and Technology will afford to the other party's officers and authorized representatives and attorneys full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of HouseRaising or Technology and will furnish the other party with such additional financial and other information as to the business and properties of HouseRaising or Technology as each party shall from time to time reasonably request.

6.03     Indemnification  by  HouseRaising  and  the  HouseRaising Stockholders.

(a) HouseRaising will indemnify and hold harmless Technology and its directors and officers, and each person, if any, who controls Technology within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

(b) The HouseRaising Stockholders will indemnify and hold harmless Technology and its directors and officers, and each person, if any, who controls Technology within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein. The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.04     Indemnification  by  Technology.

Technology will indemnify and hold harmless HouseRaising, the HouseRaising Stockholders, HouseRaising's directors and officers, and each person, if any, who controls HouseRaising within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Technology expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of HouseRaising and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

6.05     The  Merger  and  Issuance  of  Technology  Stock.

Technology and HouseRaising understand and agree that the consummation of this Agreement, including the issuance of the Technology common stock and Class A Convertible Preferred to the HouseRaising Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Technology and HouseRaising agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the Parties acceptance of, and concurrence in, the following representations and warranties:

     (i) The Technology Shareholders acknowledge that neither the Securities and Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Technology common stock or Class A Convertible Preferred, and that this transaction involves certain risks;

     (ii) The HouseRaising Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated;

     (iii)HouseRaising Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating Technology's business;

     (iv) The HouseRaising Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the Parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby;

     (v) All information which the HouseRaising Stockholders have provided to Technology or its representatives concerning their suitability and intent to hold shares in Technology following the transactions contemplated hereby is complete, accurate, and correct;

     (vi) The HouseRaising Stockholders understand that the Technology common stock or Class A Convertible Preferred has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering; and

     (vii)The HouseRaising Stockholders acknowledge that the shares of Technology common stock and Class A Convertible Preferred must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the shares shall bear the following restrictive legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(b) In connection with the transaction contemplated by this Agreement, Technology shall file, with its counsel, such notices, applications, reports, or other instruments as may be deemed necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Technology shareholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, Technology shall execute and deliver to HouseRaising, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as the HouseRaising Stockholders and their respective counsel may request in connection with the transactions contemplated herein, including but not limited to reliance on exemptions from registration under applicable securities laws.

(d) (i) The HouseRaising Stockholders have read this Agreement and understand the risks related to the consummation of the transactions herein contemplated;

     (ii) The HouseRaising Stockholders and their representatives have such knowledge and experience in business and financial matters that they are capable of evaluating the merits of an investment in Technology's common stock and Class A Convertible Preferred;

     (iii)The HouseRaising Stockholders and their representatives have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the Parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby;

     (iv) All information which the HouseRaising Stockholders have provided to Technology concerning their suitability and the transactions contemplated hereby is complete, accurate, and correct;

     (v) The HouseRaising Stockholders represent and warrant to Technology that they are all "accredited investors" as such term is defined under the Securities Act; and

     (vi) The HouseRaising Stockholders understand and acknowledge that the shares of Technology to be acquired have not been registered under the Securities Act of 1933 and are being offered and sold in reliance upon exemptions from registration.

6.06     Technology  Liabilities.

Immediately prior to the Closing Date, Technology shall have no assets and no liabilities, except for no more than $200,000 in accounts payable and notes payable as set forth in section 4.06.

6.07     Securities  Filings.

Prior to the date of closing, Technology shall be responsible for the preparation and filing of a Schedule 14C with the Securities and Exchange Commission and Technology shall timely make all such filings as a result of the transactions contemplated in this Agreement.

6.08     Sales  of  Securities  under  Rule  144,  If  Applicable.

(a) Technology will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act.

(b) Upon being informed in writing by any person holding restricted stock of Technology as of the date of this Agreement that such person intends to sell any shares under Rule 144 promulgated under the Securities Act
     (including any Rule adopted in substitution or replacement thereof), Technology will certify in writing to such person that it is in compliance with the Rule 144 current public information requirement to enable such person to sell such person's restricted stock under Rule 144, and as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to Technology's transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Technology and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, Technology will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(d) The shareholders of Technology as of the date of this Agreement, as well as those receiving Technology common stock and Class A Convertible Preferred pursuant to this Agreement, are intended third-party beneficiaries of this
     Section  6.08.

6.09     Technology  Capitalization.

For a period of eighteen months from the Closing Date, Technology will not engage in any reverse split of its issued and outstanding common stock without the prior written approval of the holders of a majority in interest of the issued and outstanding Technology Common Stock on the date of this Agreement.

                                  ARTICLE VII
                                  MISCELLANEOUS

7.01     Brokers.

No broker's or finder's fee will be paid in connection with the transaction contemplated by this Agreement.

7.02     No  Representation  Regarding  Tax  Treatment.

No representation or warranty is being made by any party to any other party regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03     Governing  Law.

This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of North Carolina without giving effect to principles of conflicts of law thereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each arbitrator shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert" with respect to such subject matter. The prevailing party shall be entitled to receive its reasonable attorney's fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction.

7.04     Notices.

Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If  to  Technology,  to:

301C  Verbena  Street
Charlotte,  North  Carolina  28217
Attn:  Kevin  Kyzer

If  to  HouseRaising,  to:

4801  East  Independence  Blvd.,  Suite  201
Charlotte,  North  Carolina  28212


or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05     Attorney's  Fees.

In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06     Schedules;  Knowledge.

Whenever, in any section of this Agreement, reference is made to information set forth in the schedules provided by Technology or HouseRaising, such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07     Entire  Agreement.

This Agreement represents the entire agreement between the Parties relating to the subject matter hereof. All previous agreements between the Parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08     Survival,  Termination.

The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

7.09     Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

7.10     Amendment  or  Waiver.

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

TECHNOLOGY,  INC.                           HOUSERAISING,  INC.


By:  /s/Kevin  Kyzer                   By:  /s/  Robert  V.  McLemore
     ---------------                        -------------------------
     Kevin  Kyzer                           Robert  V.  McLemore
     President                              President


HOUSERAISING  STOCKHOLDERS:

LINDA  W.  MCLEMORE



/s/  Linda  W.  McLemore
(In  Her  Individual  Capacity)


KRISTY  M.  CARRIKER



/s/  Kristy  M.  Carriker
(In  Her  Individual  Capacity)


ELIZABETH  ANN  MCLEMORE



/s/  Elizabeth  Ann  McLemore
(In  Her  Individual  Capacity)


MCLEMORE  FAMILY  TRUST



By:    /s/   Robert  V.  McLemore
       --------------------------
Name:  Robert  V.  McLemore
Title: Grantor


ROBERT  V.  MCLEMORE


/s/  Robert  V.  McLemore
(In  His  Individual  Capacity)


AFF  CONSULTING,  INC.


By:    /s/  Kristy  M.  Carriker
       -------------------------
Name:  Kristy  M.  Carriker
Title: President


DEBORAH  W.  DIAZ



/s/  Deborah  W.  Diaz
(In  Her  Individual  Capacity)


R.  TILLMAN  ROSS



/s/  R.  Tillman  Ross
(In  His  Individual  Capacity)


RICHARD  L.  ROSS


/s/  Richard  L.  Ross
(In  His  Individual  Capacity)


DURAIN  WEIDMAN



/s/  Durain  Weidman
(In  His  Individual  Capacity)


SHARI  LIMUD,  INC.



By:    /s/  Mordechai  Friedman
       ------------------------
Name:  Mordechai  Friedman
Title: President


CONG.  OHEL  YOSEF



By:    /s/  Issack  Teitelbaum
       -----------------------
Name:  Issack  Teitelbaum
Title: President



                                    EXHIBIT A
                                    ---------


     Technology Connections, Inc. intends to take Board of Directors action to authorize a new series of so-called "blank check" preferred stock and issue
1,000,000 shares of such preferred stock at or about the Effective Time of the Merger. This new class of preferred stock will be known as Class A Voting
Convertible Preferred Stock and will have the preferences, limitations and relative rights set forth below:

(1)  Designation and Rank. The series of Preferred Stock shall be designated the
     --------------------
     "Class A Voting Convertible Preferred Stock" ("Class A Convertible Preferred") and shall consist of 1,000,000 shares. The Class A Convertible Preferred and any other series of Preferred Stock authorized by the Board of Directors of this Corporation are hereinafter referred to as "Preferred Stock" or "Preferred." The Class A Convertible Preferred shall be senior to the common stock and all other shares of Preferred Stock that may be later authorized.

(2)  No  Right  to  Dividend.  The  holders of the Class A Convertible Preferred
     -----------------------
     shall  not  be  entitled  to  receive  any  dividend.

(3)  Conversion  into  Common  Stock.
     -------------------------------

(a) Right to Convert. Each share of Class A Convertible Preferred shall be convertible, at the option of the holder thereof, at any time after five
     (5) years from the date of issuance (the "Conversion Date") into ten (10) shares of fully paid and non-assessable shares of Common Stock (the "Conversion Ratio").

(b) Mechanics of Conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Class A Convertible Preferred to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Class A Convertible Preferred a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Convertible Preferred to be converted.

(c)  Adjustments  to  Conversion  Ratio.

     (1) Merger or Reorganization. In case of any consolidation or merger of the Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Class A Convertible Preferred at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder's shares of Class A Convertible Preferred into shares of Common Stock pursuant to this Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Class A Convertible Preferred would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder's rights pursuant to Section 4(a). Unless otherwise set forth by the Board of Directors, the Conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the Corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Class A Convertible Preferred has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

(d) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class A Convertible Preferred against impairment.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Class A Convertible Preferred pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Convertible Preferred a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class A Convertible Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio for the Class A Convertible Preferred at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Class A Convertible Preferred.

(f) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Class A Convertible Preferred at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(g) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Class A Convertible Preferred.

(4)  Liquidation Preference. (a) In the event of any liquidation, dissolution or
     ----------------------
     winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:

     (1) The holders of the Class A Convertible Preferred shall be entitled to receive, prior to the holders of the other series of Preferred Stock and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the corporation by reason of their ownership of such stock, an amount equal to $1.00 per share with respect to each share of Class A Convertible Preferred.

     (2) If upon occurrence of a Liquidation the assets and funds thus distributed among the holders of the Class A Convertible Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Class A Convertible Preferred ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     (3) After payment of the full amounts to the holders of Class A Convertible Preferred as set forth above in (1), any remaining assets of the Corporation shall be distributed pro rata to the holders of the Preferred Stock and Common Stock (in the case of the Preferred Stock, on an "as converted" basis into Common Stock).

(b) If any of the assets of the Corporation are to be distributed other than in cash under this Section 4, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

(5)  Voting  Rights. Except as otherwise required by law, the holders of Class A
     --------------
     Convertible Preferred shall be entitled to notice of any stockholders' meeting and to vote as a single class (and not together with the common stockholders as one combined class) to approve any merger, sale of assets, combination or reorganization involving the Corporation, or other fundamental corporate transaction involving the Corporation, with the holders of Class A Convertible Preferred having one vote per share of such stock owned. On all other matters, the Class A Convertible Preferred shall vote with the common stockholders as one combined class, with the holders of Class A Convertible Preferred having ten (10) votes per share of such stock owned.

(6)  Covenants.  (a)  In  addition  to  any  other  rights  provided by law, the
     ---------
     Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Class A Convertible Preferred, do any of the following:

     (1) Take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Class A Convertible Preferred or increase the number of shares of such series authorized hereby or designate any other series of Preferred Stock;

     (2)  increase  the  size  of  any equity incentive plan(s) or arrangements;

     (3)  make  fundamental  changes  to  the  business  of  the  Corporation;

     (4) make any changes to the terms of the Class A Convertible Preferred or to the Corporation's Articles of Incorporation or Bylaws, including by designation of any stock;

     (5) create any new class of shares having preferences over or being on a parity with the Class A Convertible Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Class A Convertible Preferred then outstanding;

     (6)  accrue  any  indebtedness  in  excess  of  $20,000,000;

     (7)  make  any  change  in  the  size  or  number  of authorized directors;

     (8)  repurchase  any  of  the  Corporation's  Common  Stock;

     (9) sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Corporation or more than 50% of the stock of the Corporation;

     (10) make any payment of dividends or other distributions or any redemption or repurchase of common stock or options or warrants to purchase common stock of the Corporation; or

     (11) make  any  sale  of  additional  Preferred  Stock.

(7)  Reissuance. No share or shares of Class A Convertible Preferred acquired by
     ----------
     the Corporation by reason of conversion or otherwise shall be reissued as Class A Convertible Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Class A Preferred Stock of the Corporation.

(8)  Directors.  The  holders  of Class A Convertible Preferred and Common Stock
     ---------
     voting together as one combined class shall be entitled to elect the directors comprising the Board of Directors (and to fill any vacancies with respect thereto).


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